Exhibit 23.2

KPMG LLP

Suite 1050

833 East Michigan Street

Milwaukee, WI 53202-5337

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2025, with respect to the consolidated financial statements of Duluth Holdings Inc., incorporated herein by reference.

Milwaukee, Wisconsin

May 2, 2025